DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the Office of	Business Number E0102792005-5
Dean Heller (signature)	Filing Number 20050058221-05
Secretary of State	Filed On 03/11/2005
State Of Nevada	Number of Pages 1

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	XXstream Entertainment, Inc
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	EastBiz.com, Inc Name 5348 Vegas Dr. — Las Vegas — NEVADA — 89108 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 — Par value: $ .001 — Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)	1. Mario Pino Name 1201 S. Alma School Rd, Suite 7550 — Mesa — AZ — 85210 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator. (attach additional page there is more than 1 incorporator)	Sheilah King — (signature) Name — Signature 5348 Vegas Dr. — Las Vegas — Nevada — 89108 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. (signature) — 03/11/05 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.